EXHIBIT 10.7

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT is made and entered into as of the 16 day of February, 2007, by LATIN NODE, INC., a Florida corporation, LATIN NODE, LLC, a Florida limited liability company, and LATIN NODE EUROPE, GMBH, a German company (jointly, severally and collectively, hereinafter called “Pledgor”), all of whose chief executive office is located at 9800 NW 41 St., #200, Miami, FL 33178, in favor of ELANDIA, INC., and its successors and assigns (hereinafter called “Secured Party”), whose address is 1500 Cordova Road, #312, Ft. Lauderdale, FL 33316.

RECITALS

WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof (as the same has been or may be amended, restated, supplemented or replaced from time to time, the “Credit Agreement”) the Secured Party has agreed to make certain loans, advances, extensions of credit or other financial accommodations to Pledgor;

WHEREAS, Secured Party’s agreement to make financial accommodations to Pledgor is conditioned upon Secured Party’s receiving a pledge and security interest in all stock and securities issued by the corporations and other entities listed on Schedule A attached hereto (hereinafter when referred to in this capacity called the “Companies”); and

WHEREAS, Pledgor is the owner of the Pledged Securities (as defined below) as shown on Schedule A that Pledgor desires to pledge to Secured Party in connection with Secured Party’s financial accommodations to Pledgor.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in exchange for the mutual promises and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

AGREEMENT

1.	Pledge.

(a) Pledgor hereby delivers, pledges and grants a continuing security interest to Secured Party in all shares of the capital stock, membership interest, ownership interest, partnership interest or other equity interest, or other securities of each of the Companies owned by Pledgor for which a pledge of ownership interests are demanded in accordance with this Agreement, together with all proceeds, replacements, substitutions, newly issued stock, stock received by reason of a stock split, bonus or any other form of issue, warrants or other rights, reclassification, readjustment or other change in the capital structure of the Companies, dividend or distribution with respect to or arising from the stock band the securities of any corporation or other entity or other properties received upon the conversion or exchange thereof pursuant to any merger, consolidation, reorganization, sale of assets or other agreement or received upon any liquidation of any of the Companies or such other corporation or entity (all hereinafter called the “Pledged Securities”).

(b) Subject to the terms of the Post Closing Agreement to be entered into by the parties hereto, upon the execution of this Agreement, Pledgor shall deliver to Secured Party certificates for the Pledged Securities, together with appropriate stock transfer powers, endorsements or assignments separate from certificate therefor duly executed by Pledgor in blank in form acceptable to the Secured Party. Immediately upon receipt, Pledgor shall deliver to Secured Party all certificates and other evidences of the Pledged Securities that come into the possession, custody or control of Pledgor, together with appropriate stock transfer powers, endorsements or assignments separate from certificate therefor duly executed by Pledgor in blank, and any other property constituting part of the Pledged Securities, free and clear of any prior lien, claim, charge or encumbrance.

2. Obligations Secured. The pledge and security interest effectuated hereby shall secure all of Obligors’ (as defined in the Credit Agreement) obligations to Secured Party, which obligations shall consist of all debts, obligations and liabilities of Obligors to Secured Party, including without limitation, all obligations of Obligors to Secured Party under the terms of the Credit Agreement (collectively, the “Obligations”). Without limiting the generality of the foregoing, the Obligations shall also include: (a) the payment, performance and observance by Obligors of each covenant, condition, provision and agreement contained herein and of all monies expended or advanced by Secured Party pursuant to the terms hereof, or to preserve any right of Secured Party hereunder, or to protect or preserve the Pledged Securities or any part thereof; and (b) the payment and performance of any and all other indebtedness, obligations and liabilities of Obligors to Secured Party of every kind and character, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, whether such indebtedness is from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred.

3. Representations and Warranties of the Pledgor. Pledgor represents and warrants that:

(a) all of the Pledged Securities are fully paid, non-assessable and validly issued;

(b) none of the Pledged Securities were issued in violation of any person’s or entity’s preemptive rights;

(c) except as otherwise provided in Schedule 3(c), the Pledged Securities are owned by Pledgor free and clear of any and all security interests, pledges, options to purchase or sell, redemptions or liens other than those in favor of the Secured Party;

(d) except as otherwise provided in Schedule 3(d), Pledgor has full right, power and authority to convey good and marketable title to the Pledged Securities;

(e) except as otherwise provided in Schedule 3(e), no financing statements covering the Pledged Securities are recorded with any state official or recording office;

(f) Pledgor is (i) duly organized, validly existing and in good standing under the laws of the state in which it is organized; (ii) is qualified to do business and is in good standing under the laws of each state in which it is doing business; (iii) has full power and authority to own its properties and assets and to carry on its business as now conducted; and (iv) is fully authorized and permitted to execute and deliver this Agreement.

(g) The execution, delivery and performance by Pledgor of this Agreement and all other documents and instruments relating to the Obligations will not result in any breach of the terms and conditions of, nor constitute a default under, any agreement or instrument under which Pledgor is a party or is obligated. Pledgor is not in default in the performance or observance of any covenants, conditions or provisions of any such agreement or instrument.

(h) The address of Pledgor set forth at the beginning of this Agreement is the chief executive office of Pledgor.

4.	Covenants of Pledgor.

(a) Pledgor shall not sell, transfer, assign or otherwise dispose of any of the Pledged Securities or any interest therein without obtaining the prior written consent of Secured Party and shall keep the Pledged Securities free of all security interests or other encumbrances except the lien and security interests granted herein.

(b) Pledgor shall pay when due all taxes, assessments, expenses and other charges which may be levied or assessed against the Pledged Securities. If Pledgor shall fail to pay any taxes, assessments, expenses or charges, to keep all of the Pledged Securities free from other security interests, encumbrances or claims, or to perform otherwise as required herein, Secured Party may advance the monies necessary to pay the same or to so perform and such amounts paid by Secured Party shall be included in the Obligations.

(c) Pledgor shall give Secured Party immediate written notice of any change in Pledgor’s name as set forth above and of any change in the location of Pledgor’s chief executive office.

(d) Pledgor, at its cost and expense, shall protect and defend the Pledged Securities, this Agreement and all of the rights of Secured Party hereunder against all claims and demands of other parties. Pledgor shall pay all claims and charges that in the opinion of Secured Party might prejudice, imperil or otherwise affect the Pledged Securities. Pledgor shall promptly notify Secured Party of any levy, distraint or other seizure, by legal process or otherwise, of all or any part of the Pledged Securities and of any threatened or filed claims or proceedings that might in any way affect or impair the terms of this Agreement.

(e) Immediately upon demand by Secured Party, Pledgor shall execute and deliver to Secured Party such other and additional applications, acceptances, stock powers, authorizations, irrevocable proxies, dividend and other orders, chattel paper, instruments or other evidences of payment, stock pledges and pledges of ownership interests governed under laws other than Florida law and such other documents as Secured Party may reasonably request to secure to Secured Party the rights, powers and authorities intended to be conferred upon Secured Party by this Agreement and to pledge the ownership interests in all Companies. All documents, instruments, assignments and endorsements by all parties including but not limited to Pledgor shall be in such form and substance as may be satisfactory to Secured Party.

5. Voting Rights. During the term of this Pledge Agreement, so long as no Event of Default (as defined below) exists, Pledgor shall have the right to vote the Pledged Securities on all corporate questions for all purposes not inconsistent with the terms of this Pledge Agreement. While an Event of Default exists, Secured Party shall have, at its discretion, the option to exercise all voting powers and other corporate rights pertaining to the Pledged Securities. Secured Party may, while an Event of Default exists, at its option, transfer or register the Pledged Securities or any part thereof into its own or its nominee’s name.

6. Stock Adjustments and Dividends. If during the term of this Pledge Agreement, any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any Company or any option included within the Pledged Securities is exercised, or both, all new, substituted and additional shares, or other securities, issued to Pledgor by reason of any such change or exercise shall be delivered to and held by Secured Party under the terms of this Pledge Agreement in the same manner as the Pledged Securities originally pledged hereunder. If during the term of this Pledge Agreement, any dividend or other distribution is made on account of the Pledged Securities, Pledgor shall immediately deliver all such dividends or other distributions to Secured Party in the same form received and in the same manner as the Pledged Securities pledged hereunder.

7. Warrants and Rights. If during the term of this Pledge Agreement, subscription warrants or any other rights or options shall be issued in connection with the Pledged Securities, such warrants, rights and options shall be immediately assigned by the Pledgor to the Secured Party to be held under the terms of this Pledge Agreement in the same manner as the Pledged Securities originally pledged hereunder.

8. Events of Default. An “Event of Default” hereunder shall mean any “Event of Default” as defined in the Credit Agreement.

9. Remedies. Upon the occurrence of any Event of Default and at any time while such Event of Default is continuing, Secured Party shall have the following rights and remedies and may do one or more of the following:

(a) Declare all or any part of the Obligations to be immediately due and payable, and the same, with all costs and charges, shall be collectible thereupon by action at law;

(b) Transfer the Pledged Securities or any part thereof into its own name or that of its nominee so that Secured Party or its nominee may appear of record as the sole owner thereof;

(c) Vote any or all of the Pledged Securities and give all consents, waivers and ratifications in respect thereof and otherwise acting with respect thereto as though it were the absolute owner thereof;

(d) Exercise any and all rights of conversion, exchange, subscription, or any other rights, privileges or options pertaining to any of the Pledged Securities including, but not limited to, the right to exchange, at its discretion, any or all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Company or upon the exercise by Pledgor or Secured Party of any right, privilege or option pertaining to any of the shares of the Pledged Securities, and in connection therewith to deposit and deliver such shares of Pledged Securities with any committee, depository, transfer agent, registrar or any other agency upon such terms as Secured Party may determine without liability except to account for the property actually received by it;

(e) Receive and retain any dividend or other distribution on account of the Pledged Securities;

(f) Sell any or all of the Pledged Securities in accordance with the provisions hereof; and

(g) Secured Party shall have the right, for and in the name, place and stead of Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Securities and any instruments, documents and statements that Pledgor is obligated to furnish or execute hereunder. Pledgor shall execute and deliver such additional documents as may be necessary to enable Secured Party to implement such right.

In addition to any remedies provided herein for an Event of Default, Secured Party shall have all the rights and remedies afforded a secured party under the Uniform Commercial Code and all other legal and equitable remedies allowed under applicable law. No failure on the part of Secured Party to exercise any of its rights hereunder arising upon any Event of Default shall be construed to prejudice its rights upon the occurrence of any other or subsequent Event of Default. No delay on the part of Secured Party in exercising any such rights shall be construed to preclude it from the exercise thereof at any time while that Event of Default is continuing. Secured Party may enforce any one or more rights or remedies hereunder successively or concurrently. By accepting payment or performance of any of the Obligations after its due date, Secured Party shall not thereby waive the agreement contained herein that time is of the essence, nor shall Secured Party waive either its right to require prompt payment or performance when due of the remainder of the Obligations or its right to consider the failure to so pay or perform an Event of Default.

10. Sale of Pledged Securities. In connection with Secured Party’s right to sell any or all of the Pledged Securities, upon the occurrence of any Event of Default and at any time while such Event of Default is continuing:

(a) (i) Secured Party shall have the right at any time and from time to time to sell, resell, assign and deliver, in its discretion, all or any part of the Pledged Securities in one or more units, at the same or different times, and all right, title and interest, claim and demand therein, and right of redemption thereof, at private sale, or at public sale to the highest bidder for cash, upon credit or for future delivery, Pledgor hereby waiving and releasing to the fullest extent permitted by law any and all equity or right of redemption. If any of the Pledged Securities are sold by Secured Party upon credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to purchase or pay for same, and, in the event of any such failure, Secured Party may resell such Pledged Securities. In no event shall Pledgor be credited with any part of the proceeds of the sale of any Pledged Securities until cash payment thereof has actually been received by Secured Party.

(ii) No demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of all or any part of the Pledged Securities that threatens to decline speedily in value or that is of a type customarily sold on a recognized market; otherwise Secured Party shall give Pledgor at least ten (10) days’ prior notice of the time and place of any public sale or of the time after which any private sale or other dispositions are to be made, which Pledgor agrees is reasonable, all other demands, advertisements and notices being hereby waived. Upon any sale, whether under this Agreement or by virtue of judicial proceedings, Secured Party may bid for and purchase any or all of the Pledged Securities and, upon compliance with the terms of the sale, may hold, retain, possess and dispose of such items in its own absolute right without further accountability, and as purchaser at such sale, in paying the purchase price, may turn in any note or notes held by Secured Party in lieu of cash up to the amount that would, upon distribution of the net proceeds of such sale in accordance with subparagraph (c) below, be payable to Secured Party. In case the amount so payable thereon shall be less than the amount due thereon, the note or notes turned in (in lieu of cash) shall be returned to the holder thereof after being properly stamped to show the partial payment effected by such purchase.

(b) Pledgor recognizes that Secured Party may be unable to effect a sale to the public of all or a part of the Pledged Securities by reason of prohibitions contained in applicable securities laws, but may be compelled to resort to one or more sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that sales so made may be at prices and other terms less favorable to the seller than if such Pledged Securities were sold to the public, and that Secured Party has no obligation to delay sale of any such Pledged Securities for the period of time necessary to permit the issuer of such Pledged Securities to register the same for sale to the public under applicable securities laws. Pledgor agrees that negotiated sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(c) In all sales of Pledged Securities, public or private, Secured Party shall apply the proceeds of sale as follows:

(i) First, to the payment of all costs and expenses incurred hereunder or for the sale, transfer, or delivery, including broker’s and attorneys’ fees;

(ii) Next to the payment of all Obligations; and

(iii) The balance, if any, to Pledgor or to the person or persons entitled thereto upon proper demand.

11. Remedies Cumulative. All rights, powers and remedies granted Secured Party herein, or otherwise available to Secured Party, are for the sole benefit and protection of Secured Party, and Secured Party may exercise any such right, power or remedy at its option and in its sole and absolute discretion without any obligation to do so. In addition, if, under the terms hereof, Secured Party is given two or more alternative courses of action, Secured Party may elect any alternative or combination of alternatives at its option and in its sole and absolute discretion. All monies advanced by Secured Party under the terms hereof, all amounts paid, suffered or incurred by Secured Party under the terms hereof and all amounts paid, suffered or incurred by Secured Party in exercising any authority granted herein, including reasonable attorneys’ fees, shall be added to the Obligations, shall be secured hereby, shall bear interest at the highest rate payable on any of the Obligations until paid, and shall be due and payable by Pledgor to Secured Party immediately without demand.

12. Expenses. Pledgor shall pay all costs and expenses, including without limitation court costs and reasonable attorneys’ and paralegals’ fees, incurred by Secured Party in enforcing payment and performance of the Obligations or in exercising the rights and remedies of Secured Party hereunder, including whether incurred with or without the commencement of a suit, trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy. All such costs and expenses shall be secured by this Agreement and by all other lien and security documents securing the Obligations. In the event of any court proceedings, court costs and attorneys’ fees shall be set by the court and not by jury and shall be included in any judgment obtained by Secured Party.

13. Term. This Pledge Agreement shall remain in full force and effect until Pledgor has satisfied all of the Obligations in full and Secured Party has no further obligations to make loans under the Credit Agreement. At the expiration of the term of this Pledge Agreement, Secured Party shall return to Pledgor all stock or other certificates relating to this Pledge Agreement.

14. Successors And Assigns. This Pledge Agreement shall be binding upon and inure to the benefit of Pledgor, Secured Party, and their respective successors and assigns. Secured Party may sell, assign, transfer and/or grant participations in any or all of its rights hereunder to any other person, firm, association or corporation.

15. Construction. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without reference to applicable conflict of law principles. All parties consent to the jurisdiction and venue of Florida courts in connection with the enforcement of any obligation under this Pledge Agreement. EACH PARTY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS PLEDGE AGREEMENT IN ANY ACTION, PROCEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY HERETO. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement. In the event that there is a pledge agreement or other similar agreement required by Secured Party to confirm and perfect a pledge of ownership interests owned by any entity organized in a jurisdiction outside of the United States which is governed by the law of a jurisdiction other than Florida, the provisions of that pledge or other agreement will supersede the provisions of this Pledge Agreement to the extent inconsistent herewith.

16. Further Assurances. Pledgor covenants and agrees that: (a) it will execute and deliver, or cause to be executed and delivered, all such other pledge agreements, stock powers, proxies, instruments and documents as Secured Party may reasonably request from time to time in order to carry out the provisions and purposes hereof; (b) it will take all such other action as Secured Party may reasonably request from time to time in order to carry out the provisions and purposes hereof; (c) the Pledged Securities will remain free and clear of all security interests and liens throughout the term hereof; and (d) it will forward to Secured Party, immediately upon receipt, copies of any information or documents received by Pledgor in connection with the Pledged Securities. For purposes of defining security interest perfection, Pledgor further agrees that any Pledged Securities that is in transit to Secured Party shall be deemed to be in Secured Party’s possession. Pledgor warrants and represents that none of the Pledged Securities constitutes margin securities for the purposes of Regulations T, U or X, and also warrants and represents that none of the proceeds of any loans made by Secured Party to any Borrower will be used to purchase or carry any margin stock.

17. No Modification. This Pledge Agreement may not be modified except by a writing signed by all parties.

18. Incorporation By Reference. All of the terms and conditions, including, without limitation, the warranties, representations, covenants, agreements and default provisions, of the Loan Agreement are incorporated herein by this reference.

19. Counterparts. This Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and agreement.

20. Section Headings. This section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

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IN WITNESS WHEREOF, Pledgor has executed this instrument this 16 day of February, 2007.

PLEDGOR:

LATIN NODE, INC., a Florida corporation

By:	/s/ Jorge Granados
Jorge Granados, President

Address:	9800 NW 41 St., #200, Miami, FL 33178

LATIN NODE, LLC, a Florida limited liability company

By:	/s/ Jorge Granados
Jorge Granados, Manager

Address:	9800 NW 41 St., #200, Miami, FL 33178

LATIN NODE EUROPE, GMBH, a German company

By:	/s/ Victor Iasprizza
Victor Iasprizza, Managing Director

Address:	9800 NW 41 St., #200, Miami, FL 33178

SECURED PARTY:

ELANDIA, INC.

By:	/s/ Harley L. Rollins
Harley L. Rollins, Chief Financial Officer

Address:	1500 Cordova Road, #312, Ft. Lauderdale, FL 33316